SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DOV PHARMACEUTICAL, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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DOV PHARMACEUTICAL, INC.
150 Pierce Street
Franklin Township, New Jersey 08873
April 17, 2006

Dear Shareholder:

I am pleased to invite you to the DOV Pharmaceutical, Inc. 2006 annual meeting of shareholders. The meeting will start at 10:00 a.m. on Monday, May 22, 2006, at company headquarters, 150 Pierce Street, Franklin Township, New Jersey.

The proposals before the meeting are to elect two directors to our board of directors, approve an amendment to our 2000 stock option and grant plan to increase the shares of common stock authorized under the plan by 1,000,000 shares, to 4,692,090 from 3,692,090, ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the company for its fiscal year ending December 31, 2006, and transact any other business that properly comes before the meeting. The two directors to be elected will serve as directors along with five other members whose terms expire in 2007 and 2008. We will offer a management presentation and an informal question and answer session following the conclusion of our annual meeting of shareholders.

We hope you can join us on May 22, 2006. Whether or not you plan to attend, please read the enclosed materials, and when you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card and return it in the enclosed envelope. Your vote is important, including for quorum purposes, so please return your proxy card promptly. You of course remain free to change your vote with a revised proxy card prior to the meeting or revoke your proxy by personal attendance at the meeting.

Sincerely,

Leslie Hudson, Ph.D.
Chief Executive Officer

DOV PHARMACEUTICAL, INC.
150 Pierce Street
Franklin Township, New Jersey 08873

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 22, 2006

On Monday, May 22, 2006, starting at 10 a.m., DOV Pharmaceutical, Inc., or the company or DOV, will hold its 2006 annual meeting of shareholders at its headquarters, 150 Pierce Street, Franklin Township, New Jersey (together with all adjournments and postponements thereof, referred to as the annual meeting), for the following purposes:

1.

To elect two directors of DOV, each to serve for a term of three years or until his respective successor is duly elected and qualified, as more fully described in the enclosed proxy statement;

2.

To approve an amendment to the company’s 2000 stock option and grant plan to increase by 1,000,000 the total number of shares of common stock authorized for issuance under the plan to 4,692,090 from 3,692,090;

3.

To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.

To consider and act upon such other business and matters or proposals as may properly come before the meeting.

The board of directors of DOV has fixed the close of business on April 5, 2006, as the record date for determining the shareholders having the right to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on such date are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote will be available during ordinary business hours at DOV’s headquarters at 150 Pierce Street, Franklin Township, New Jersey, for 10 days prior to the meeting, for examination by any shareholder for purposes germane to the meeting. Your board of directors recommends that you vote in favor of the three proposals as more fully outlined in the proxy statement.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU GIVE ON YOUR PROXY CARD. YOU MAY, OF COURSE, ATTEND THE MEETING AND VOTE IN PERSON AS YOU WISH EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOU REMAIN FREE TO CHANGE YOUR PROXY VOTE BY SUBMISSION OF A REVISED PROXY.

The approximate date of mailing for the proxy statement and accompanying proxy card will be on or about April 17, 2006.

By Order of the Board of Directors,

Leslie Hudson, Ph.D.
Chief Executive Officer

DOV PHARMACEUTICAL, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The board of directors of DOV Pharmaceutical, Inc., or the company or DOV, is sending you this proxy statement to solicit your proxy for use at our 2006 annual meeting of shareholders. The annual meeting will be held on Monday, May 22, 2006, at our headquarters, 150 Pierce Street, Franklin Township, New Jersey, starting at 10:00 a.m. We intend to give or mail to shareholders definitive copies of the proxy statement and accompanying proxy card on or about April 17, 2006.

Record Date and Outstanding Shares

Only those shareholders owning common stock of DOV at the close of business on April 5, 2006, the record date for the annual meeting, will receive notice and are eligible to vote. At that date, there were 23,292,440 issued and outstanding shares of common stock. Each outstanding share of common stock entitles the holder to cast one vote for each matter to be voted upon.

Quorum

A quorum for the annual meeting is a majority of the outstanding shares of common stock entitled to vote at the meeting present in person or by proxy. Votes cast in person or by proxy will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

Revocation of Proxies

If you submit your proxy card to the company, you have the power to revoke it at any time before it is exercised. Your proxy card may be revoked by:

•

notifying the secretary of DOV in writing before the annual meeting;

•

delivering to the secretary of DOV before the annual meeting a signed proxy card with a date later then the one you wish to revoke; or

•

attending the annual meeting and voting in person.

Any shareholder of record as of the record date attending the annual meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

Voting

You are entitled to one vote for each share of common stock you hold.

If your shares are represented by proxy, they will be voted in accordance with your directions. The persons named as attorneys-in-fact in the proxies, Barbara Duncan and Phil Skolnick, were selected by the Board of Directors and are officers of the company. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with the board of directors’ recommendations in favor of the three proposals. We are not aware, as of the date of this proxy statement, of any matter to be voted on at the annual meeting other than those stated in this proxy statement. If any other matter is properly brought before the annual meeting, the enclosed proxy card gives discretionary authority to the persons named in it to vote the shares.

A majority of shares entitled to vote, present at the meeting in person or by proxy, is required for a quorum. With regard to Proposal No. 1, those individuals receiving the two highest number of votes at the meeting will be elected, even if their votes do not constitute a majority of the votes properly cast. A majority of the votes properly cast for and against each of Proposal Nos. 2 and 3 will determine whether it is adopted or ratified.

Attendance at the Annual Meeting

If you own shares of record as of the close of business on the record date, you (or your designated proxy) may attend the annual meeting and vote in person, regardless of whether you have previously voted on a proxy card. Each shareholder or proxy may be asked to present a government-issued form of picture identification, such as a driver’s license or passport.

If you own shares through a bank or brokerage account, you may attend the annual meeting, but you must bring account statements or letters from the bank or brokerage firm showing that you owned DOV common stock as of April 5, 2006. Additionally, if you own shares through a bank or brokerage account, in order to vote your shares in person at the meeting you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a “legal proxy.”

Solicitation of Proxies

Proxies may be solicited by certain of our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited by personal interview, mail, electronic mail or telephone. Any costs relating to such solicitation of proxies will be borne by us. In addition, we may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock for their expense in forwarding solicitation materials to our beneficial owners.

Publication of Voting Results

We will announce preliminary voting results at the annual meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006 due to be filed by August 9, 2006.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors, in accordance with our certificate of incorporation and by-laws, is exclusively empowered to increase the number of directors and fill vacancies. On April 4, 2006, the board of directors enlarged the board from seven members to eight members, and elected Dennis G. Podlesak as the eighth member. Mr. Podlesak was classified as a class I director. The board is divided into three classes, with three directors in class I, two directors in class II and three directors in class III. Directors serve for three-year terms with one class of directors being elected by our shareholders at each annual meeting of shareholders. At the 2006 annual meeting, two of the three class I directors, including Mr. Podlesak, will be elected to hold office until the 2009 annual meeting of shareholders, or until his successor is elected and qualified. Jonathan Silverstein, the third class I director, recently informed the company that he will not stand for election at the 2006 annual meeting. Mr. Silverstein has served since December 2003 as the representative of Orbimed Advisors, LLC on the board of directors pursuant to certain contractual rights held by Orbimed. Orbimed still retains the right to have a representative on the board of directors and the company is working with Orbimed to identify such representative. Upon approval of Orbimed’s representative, the board of directors will reclassify the class I seat vacated by Mr. Silverstein as a class II seat such that the new director will be subject to shareholder approval at the 2007 annual meeting. Two class III directors were presented for election and elected at the 2005 annual meeting.

The class I directors, whose terms expire at the 2006 annual meeting, are Mr. Daniel S. Van Riper and Mr. Jonathan Silverstein. Mr. Podlesak is also a class I director and has been nominated for election at the annual meeting. As noted above, Mr. Silverstein will not stand for election at the annual meeting. The class II directors, whose terms expire at the 2007 annual meeting, are Dr. Zola Horovitz and Ms. Theresa Bischoff. The class III directors, whose terms expire at the 2008 annual meeting, are Dr. Arnold Lippa, Mr. Patrick Ashe and Dr. Leslie Hudson. The board may consider adding one or more additional directors to its membership after the annual meeting of shareholders.

The board of directors, based upon the unanimous recommendation of our nominating and governance committee (formerly called the search and nominating committee), has proposed that nominees Mr. Podlesak and Mr. Van Riper each be elected at the annual meeting. Unless otherwise instructed, persons named in the accompanying proxy will vote for these nominees. The nominees have agreed and consented to stand for election and to serve, if elected, as directors. Although we anticipate that each nominee will be available to serve as director, should any candidate ask that his nomination be withdrawn, or otherwise be unable to serve, the proxy holders will have discretionary authority, but shall not be required, to vote for a substitute nominee approved by the board.

Vote Required for Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each of the nominees as a director of the company. Votes may be cast “for the two nominees,” “withhold authority to vote for the nominees” or withheld with respect to a specific nominee. Votes cast “for the two nominees” will count as “yes votes”; votes cast “withhold authority to vote for the nominees” will not be voted with respect to any nominee, although they will be counted when determining whether there is a quorum; and votes withheld with respect to a specific nominee will not be voted with respect to the nominee indicated, although they will likewise be counted in determining a quorum.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE TWO NOMINEES” FOR ELECTION AS CLASS I DIRECTORS. UNLESS INDICATED AS “WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES” OR WITHHELD WITH RESPECT TO A SPECIFIC NOMINEE, ALL PROXIES THAT AUTHORIZE THE PROXY HOLDER TO VOTE FOR THE ELECTION OF DIRECTORS WILL BE VOTED “FOR THE TWO NOMINEES” OR THE SPECIFIC NOMINEE INDICATED.

Information Regarding the Nominees, Other Directors and Executive Officers

The names of the executive officers, and the nominees and of the other directors, their ages as of the record date and certain other information about them are set forth below:

Names of Nominees	Age	Company Position/Offices	Director Since

Dennis G. Podlesak	48	Director	April 2006
Daniel S. Van Riper(1)(2)	65	Director	March 2002

Continuing Directors	Age	Company Position/Offices	Director Since	Term Expires

Arnold S. Lippa, Ph.D.	59	Chairman	April 1995	2008
Patrick Ashe(2)	42	Director	January 1999	2008

Leslie Hudson, Ph.D.	59	Director, Chief Executive Officer and President	July 2005	2008
Theresa A. Bischoff(1)(3)	52	Director	December 2003	2007
Zola Horovitz, Ph.D.(1)(2)	71	Director	April 1995	2007

Non-Continuing Director	Age	Company Position/Offices	Director Since

Jonathan Silverstein(3)(4)	39	Director	December 2003

Executive Officers	Age	Company Position/Offices

Leslie Hudson, Ph.D.	59	Director, Chief Executive Officer and President
Phil Skolnick Ph.D., D.Sc. (hon)	59	Senior Vice President, Research and Chief Scientific Officer
Barbara G. Duncan	41	Senior Vice President, Finance, Chief Financial Officer and Treasurer
Robert Horton	66	Senior Vice President, General Counsel and Secretary
Warren Stern, Ph.D.	61	Senior Vice President, Drug Development
Scott Myers	39	Senior Vice President, Strategic Marketing & Commercialization

There are no family relationships among any of the directors or executive officers of the company.

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(1)

Member of audit committee

(2)

Member of compensation committee

(3)

Member of nominating and governance committee

(4)

Mr. Silverstein will not stand for election at the 2006 annual meeting

Nominees for Class I Directors and Profiles

Dennis Podlesak became a member of our board of directors in April 2006. Mr. Podlesak is the chief executive officer and a member of the board of directors of Cerexa Pharmaceutical which was spun out of Peninsula Pharmaceuticals where he was also the chief executive officer and where he led the sale of Peninsula to Johnson & Johnson. Cerexa is an innovation-driven biopharmaceutical company focused on infectious disease. Prior to Peninsula, Mr. Podlesak served as senior vice president and head of a North American Business Unit for Novartis AG and as a member of Novartis’ pharmaceutical executive committee and global leadership team. Earlier in his career, Mr. Podlesak served as vice president and head of the CEC division of Allergan, Inc. and as member of Allergan’s North American and global management team. Mr. Podlesak spent the first ten years of his career with SmithKline Beecham (now GlaxoSmithKline plc) where he was promoted to eight positions of increasing responsibility during his tenure with the company. Mr. Podlesak is a director of Avanir Pharmaceuticals, and Prevent Blindness, a non-profit organization that focuses on preventable blindness with a particular emphasis on children. Mr. Podlesak holds an M.B.A. from Pepperdine University and a B.A. in Business Administration from Western Illinois University.

Daniel S. Van Riper became a member of our board of directors in March 2002. Mr. Van Riper is also a director of Hubbell Incorporated, where he serves on the audit, compensation and finance committees, a director of New Brunswick Scientific Co., Inc. where he serves on the compensation and governance committee and a director of 3D Systems Corporation where he chairs the finance committee and serves on the compensation committee. Mr. Van Riper currently is an independent financial consultant and served as special advisor to Sealed Air Corporation from January 2002 to June 2005. From July 1998 to January 2002 he served as senior vice president and chief financial officer of Sealed Air Corporation. He is a former director of Millennium Chemicals Inc., where he served on the audit committee and chaired the compensation committee. Previously, Mr. Van Riper was a partner of KPMG LLP, where he worked from June 1962 to June 1998. Mr. Van Riper was graduated with high honors and a B.S. in accounting and completed his M.B.A. in economics and finance from Rutgers University. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants and Beta Gamma Sigma, national honorary business fraternity.

Continuing Non-Management Director Profiles

Arnold S. Lippa, Ph.D. is a co-founder and serves as chairman of our board of directors. Dr. Lippa served as our chief executive officer since our inception in April 1995 through June 2005. Dr. Lippa also currently serves as an officer of Aurora Capital LLC and Atypical BioCapital Management LLC. Prior to founding DOV in 1995, Dr. Lippa founded Fusion Associates, Ltd., an investment and management company specializing in the creation and management of biomedical companies. Dr. Lippa served as Fusion’s managing director from 1989 to 1995. From 1989 through 1990, Dr. Lippa served as Vega Biotechnologies, Inc.’s chairman and chief executive officer. In 1984, Dr. Lippa co-founded Praxis Pharmaceuticals, Inc. and served as president and chief operating officer until 1988. Prior to 1985, he served as director of molecular neurobiology and held other positions at American Cyanamid. In addition, Dr. Lippa has consulted for various pharmaceutical and biotechnology companies and has been a graduate faculty professor at the New York University School of Medicine and the City University of New York. He received his B.A. from Rutgers University in 1969 and his Ph.D. in psychobiology from the University of Pittsburgh in 1973.

Patrick Ashe has been a member of our board of directors since January 1999. He currently serves as a director and senior vice president, business development at AGI Therapeutics Research, Ltd. and as a director of AGI Therapeutics PLC. From May 1994 to November 2001, Mr. Ashe served as vice president, commercial development at Elan Pharmaceutical Technologies, a division of Elan Corporation, plc and from November 2001 to May 2005 was senior vice president, business development of Athpharma Ltd. Additionally, from January 1999 to November 2001, Mr. Ashe served as co-manager and from October 2003 until November 2005 as a director of Nascime Limited. Mr. Ashe was graduated from University College Dublin with a B.Sc. in pharmacology in 1985 and completed his M.B.A. at Dublin City University’s Business School in 1994.

Zola Horovitz, Ph.D. has been a member of our board of directors since our inception in April 1995. Dr. Horovitz currently is a consultant to the pharmaceutical and biotechnology industries and serves as a director of Genvec, Inc., BioCryst Pharmaceuticals, Inc., Palatin Technologies, Inc., Avigen, Inc., Genaera Pharmaceuticals, Inc., Immunicon Corp. and Nitromed, Inc. Before joining us, Dr. Horovitz served 35 years in various managerial and research positions at Bristol-Myers Squibb and its affiliates. At Bristol-Myers Squibb, Dr. Horovitz served as vice president, business development and planning from 1991-1994, vice president, licensing in 1990, and vice president, research, planning and scientific liaison from 1985-1989. Dr. Horovitz received a B.S. in pharmacy and his M.S. and Ph.D. in pharmacology from the University of Pittsburgh in 1955, 1958 and 1960 respectively.

Non-Continuing Non-Management Director Profile

Jonathan Silverstein became a member of our board of directors in December 2003. Mr. Silverstein is a general partner of OrbiMed Advisors, LLC, a health care fund manager based in New York. Mr. Silverstein is also a director of Given Imaging, Ltd., Emphasys Medical, Avanir Pharmaceuticals, Insulet Corporation, Adiana, superDimension and Predix Pharmaceuticals. Mr. Silverstein is a former director of LifeCell Corporation, Orthovita and Auxilium Pharmaceuticals. From 1996 to 1998, he was the director of life sciences at Sumitomo Bank Limited. From 1994 to 1996, he was an associate at Hambro Resource Development. Mr. Silverstein has a B.A. in economics from Denison University and a J.D. and M.B.A. from the University of San Diego. Mr. Silverstein will not stand for election at the 2006 annual meeting.

Continuing Management Director Profile

Leslie Hudson, Ph.D., joined us in July 2005 and serves as our chief executive officer and president. Dr. Hudson is a director of Nabi Biopharmaceuticals, Inc. and Hooper Holmes, Inc. Prior to joining us, Dr. Hudson served in executive positions at Pharmacia Corporation, Glaxo Inc., and Repligen Corporation. At Pharmacia, Dr. Hudson was senior vice president of research and exploratory development, led e-business and commercial development, and ultimately was group vice president and general manager for the company’s ophthalmology franchise. At Glaxo, he initially led the division of cell and molecular biology and had responsibility for the therapeutic areas of oncology, inflammation and metabolic diseases and was promoted to vice president for discovery. After the acquisition of Pharmacia by Pfizer, Dr. Hudson served as vice provost at the University of Pennsylvania for two years where he led and restructured the university’s overall commercialization and economic development efforts. Prior to joining the pharmaceutical industry, Dr. Hudson spent nearly nine years at St. George’s Hospital Medical School in London as full professor of immunology and chairman of the department. He received a Ph.D. from the Middlesex Hospital Medical School, University of London in 1975, was elected associate of the Royal College of Science and received his B.S. degree, summa cum laude, from the Imperial College of Science, Technology, and Medicine, University of London, in 1968.

Executive Officers who are not Directors

Phil Skolnick, Ph.D., D.Sc. (hon.) joined us in January 2001 and serves as our senior vice president, research and chief scientific officer. Prior to joining us, Dr. Skolnick served as a Lilly research fellow (Neuroscience) at Eli Lilly & Company from January 1997 to January 2001 where he spearheaded several innovative programs in drug discovery. From 1986 to August 1997, he served as senior investigator and chief, laboratory of neuroscience, at the National Institutes of Health. Dr. Skolnick served as a research professor of psychiatry at the Uniformed Services University of the Health Sciences from 1989 to 1998. He is currently an adjunct professor of anesthesiology at The Johns Hopkins University, an adjunct professor of pharmacology and toxicology at Indiana University School of Medicine and research professor of psychiatry at New York University School of Medicine. Dr. Skolnick is an editor of Current Protocols in Neuroscience and also serves on the editorial advisory boards of the European Journal of Pharmacology, Cellular and Molecular Neurobiology, the Journal of Molecular Neuroscience, and Pharmacology, Biochemistry & Behavior. He received a B.S. (summa cum laude) from Long Island University in 1968 and his Ph.D. from The George Washington University in 1972. Dr. Skolnick was awarded the D.Sc. honoris causa from Long Island University in 1993 and the University of Wisconsin-Milwaukee in 1995.

Barbara G. Duncan joined us in August 2001 and serves as our senior vice president, finance and chief financial officer and treasurer. Prior to joining us, Ms. Duncan served as a vice president of Lehman Brothers Inc. in its corporate finance division from August 1998 to August 2001, where she provided financial advisory services primarily to companies in the life sciences and general industrial industries. From September 1994 to August 1998, Ms. Duncan was an associate and director at SBC Warburg Dillon Read, Inc. in its corporate finance group, where she focused primarily on structuring mergers, divestitures and financings for companies in the life sciences and general industrial industries. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche from 1986 to 1989. Ms. Duncan received her B.S. from Louisiana State University in 1985 and her M.B.A. from the Wharton School, University of Pennsylvania, in 1994.

Robert Horton joined us in August 2002 and currently serves as our senior vice president and general counsel and as our secretary. He will retire effective May 5, 2006, but will be available as a consultant during May and June 2006. Prior to joining us, Mr. Horton served with Goodwin Procter LLP from 2001 until 2003 and with Friedman Siegelbaum LP from 1996 until 2001, in their New York law offices. Prior thereto, Mr. Horton served with Balber Pickard et. al. (formerly, Stults Balber Horton and Slotnick) in New York City. He has served in the JAG Corps and in New Jersey and New York City government. Starting with Cravath, Swaine & Moore LLP, he has practiced corporate and securities law for over 25 years and he has represented us since shortly after our formation. He was graduated Beta Gamma Sigma from the University of Virginia in 1961 and Order of the Coif from the University of Chicago, where he received his law degree, in 1964. He is a member of the California and New York bars.

Warren Stern, Ph.D. joined us as a consultant in September 2003 and started full-time in December 2003 as senior vice president, drug development. Dr. Stern is a director of Suven Life Sciences USA, LLC/Asian Clincial Trials Limited, or Suven. Previously he was senior vice president of scientific and medical Services at PAREXEL International Corporation, a major contract research organization, or CRO, where he had worked for the past five and one-half years. Dr. Stern has also held senior level positions in clinical research at Cato Research Ltd., a CRO, Forest Laboratories, Inc. and earlier, Burroughs Wellcome Co. Previously, Dr. Stern was president and CEO of Pharmatec Inc., a CNS-oriented drug delivery company. He has also founded two drug delivery companies, Research Triangle Pharmaceuticals and Nobex, Inc. Dr. Stern has over 25 years’ experience in drug development in CNS and other fields. He directed the successful NDA submissions of bupropion (Wellbutrin) and citalopram (Celexa). He has performed preclinical studies and clinical trials in psychopharmacology and published some 90 papers describing the results of his research in animal pharmacology and CNS-oriented clinical trials. Dr. Stern is the inventor on six patents and on three patent applications, including patents related to CNS products, and two drug delivery systems. He received his Ph.D. in psychopharmacology from Indiana University in 1969 and completed postdoctoral fellowships at Boston State Hospital and at the Worcester Foundation for Experimental Biology.

Scott Myers joined us in December of 2005 and serves as our senior vice president, strategic marketing and commercialization. Mr. Myers spent the last five years with Johnson & Johnson in several, senior functional and general management leadership roles. Prior to Johnson & Johnson, Mr. Myers was co-founder of the ISO-HealthCare Group, a global strategy consultancy. He has also held positions at Baxter Healthcare and Andersen Consulting. He earned his B.A in biology from Northwestern University and an M.B.A. in finance and international business from the University of Chicago.

The Board of Directors and its Committees

Board of Directors

DOV currently has an eight-member board of directors, divided into three classes currently consisting of three directors in each of classes I and III and two directors in class II. Directors serve for three-year staggered terms with one class of directors being elected by our shareholders at each annual meeting of shareholders. At the 2006 annual meeting, two of the three class I directors are up for election to hold office until the 2009 annual meeting of shareholders, or until his successor is elected and qualified. Mr. Silverstein, the third class I director, will not stand for election at the 2006 annual meeting. Two class III directors were voted on at the 2005 meeting of shareholders. Executive sessions of the directors are held following certain regularly scheduled in-person meetings of the board of directors. Executive sessions do not include any director who is an employee of the Company, and the chairman of the board of directors is responsible for chairing the executive sessions.

Our board of directors met thirteen times in 2005 including four times by unanimous written consent in lieu of a meeting. The independent directors of DOV meet without management in a regular executive session at least twice annually and will have such meetings whenever they consider it useful or appropriate. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings of all committees of the board of directors on which the director served. DOV encourages its directors to attend the annual meeting of shareholders. Last year, all our directors attended the annual meeting.

Director Independence

In accordance with the requirements of the Nasdaq Marketplace Rules, our board of directors has determined that Dr. Horovitz, Ms. Bischoff and Messrs. Ashe, Podlesak, Silverstein and Van Riper, representing a majority of the board of directors, are “independent” in accordance with the applicable Nasdaq Marketplace Rules (more specifically, Rule 4200). In order to make this determination, the board of directors has determined that each of such director’s relationship if any with DOV is not expressly excluded from the definition of “independent director” under these Rules, and was limited to serving as a director and a board committee member (and not as an officer or employee of DOV), and none of such directors otherwise had a material relationship with DOV that in the opinion of the board of directors would impair his or her independence or interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The independent directors of DOV meet without management in a regular executive session at least annually and will have such meetings whenever they consider it useful or appropriate.

Audit Committee

The audit committee consists of three members: Dr. Horovitz, Ms. Bischoff and Mr. Van Riper (chairman). The audit committee determines the selection, retention and compensation of our independent registered public accounting firm, reviews the scope and results of audits, submits appropriate recommendations to the board of directors regarding audits, reviews our internal controls and is responsible for reviewing filings with the SEC and releases containing our financial statements, among other matters. No member of the audit committee has participated in the preparation of the company’s financial statements during the last three years. The audit committee met six times during 2005.

Our board of directors has determined that each member of the audit committee has the appropriate level of financial sophistication and is “independent” under both Section 10A of the Securities Act of 1934, as amended, or Exchange Act and under the Nasdaq Marketplace Rules. Our board of directors has also determined that Mr. Van Riper and Ms. Bischoff, members of the audit committee and board of directors, are each an audit committee financial expert as such term is defined in Item 401(h) of SEC Regulation S-K. For these members’ relevant experience, see their biographies listed herein.

Our board of directors has adopted an audit committee charter, a copy of which is filed as exhibit 10.29 of the annual report on Form 10-K. The board of directors reviews and reassesses the adequacy of the audit committee charter annually. As part of this annual review, the audit committee charter underwent minor changes on March 6, 2006.

Compensation Committee

Our board of directors has established a compensation committee consisting of Dr. Horovitz (chairman) and Messrs. Ashe and Van Riper. The compensation committee reviews and approves the compensation of our executive officers and directors, carries out duties under our incentive compensation plans and other plans approved by us as may be assigned to the committee by the board of directors and makes recommendations to the board of directors regarding these matters. The committee also reviews and approves the compensation including stock option grants of all new employees whose compensation start at or is increased above $150,000 per annum plus the aggregate allowance for raises, bonuses and options to be awarded annually to all non-executive employees. In addition to telephone conversations between the members relating to severance and employment arrangements with the former and current CEO, the compensation committee met or acted by unanimous written consent three times during 2005. The compensation committee operates under a written charter recently adopted by the board, a copy of which is attached hereto as Appendix B and available on our website at www.dovpharm.com.

Our board has determined that each member of the compensation committee is “independent” under the Nasdaq Marketplace Rules.

Nominating and Governance Committee

The nominating and governance committee has the responsibility of identifying, recommending and nominating a director to fill any existing board vacancies. The nominating and governance committee identified Mr. Podlesak and recommended him to the board for approval and election. It may also make recommendations regarding an increase in board size. Its current members are Jonathan Silverstein (chairman) and Theresa Bischoff. The nominating and governance committee met twice during 2005. The committee operates under a written charter recently adopted by the board, a copy of which is available on our website at www.dovpharm.com and attached as Appendix C to this proxy statement. In accordance with the committee’s charter, the board of directors expects to add a new member to the committee and also fill the vacancy that will be created by Mr. Silverstein’s recent decision not to stand for election such that the committee will be comprised of three directors. The board will also name a new chairman vice Mr. Silverstein.

The committee will consider a range of criteria when evaluating a candidate for directorship. Such criteria are set forth in its charter. At a minimum, candidates for director must have the highest personal and professional integrity and demonstrate exceptional ability and judgment. The committee will also consider whether the candidate has direct experience in the biopharmaceutical or related industry or businesses with similar fundamentals, and may consider whether the candidate will assist DOV in achieving a mix of directors that represents a diversity of backgrounds and experience. In addition, the committee, when considering a candidate, will ensure that a majority of the members of the board of directors remain “independent” in accordance with Nasdaq Marketplace Rules. A shareholder may recommend candidates for director by complying with the procedures set forth in this proxy statement under “Shareholder Director Recommendations”, described below.

Our board of directors has determined that both members of the nominating and governance committee, Mr. Silverstein and Ms. Bischoff, are “independent” under Nasdaq Marketplace Rules.

Shareholder Director Recommendations

Shareholders wishing to make director recommendations must write to the nominating and governance committee, c/o Secretary of DOV Pharmaceutical, Inc., 150 Pierce Street, Franklin Township, New Jersey 08873. All shareholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year’s annual meeting, in the case of the 2006 annual meeting by December 13, 2005 and in the case of the 2007 annual meeting by December 18, 2006. The submission must include the name and address of the shareholder; a representation that the shareholder is a record holder of our shares, or evidence of security ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the amount and type of ownership of our shares held by the shareholder; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment of the proposed director for our preceding five full fiscal years; a description of the qualifications and background of the proposed director that addresses the minimum qualifications and other criteria as proscribed by the nominating and governance committee from time to time; the amount and type of ownership of our shares held by the proposed director; a description of all arrangements or understandings between the proposed director and shareholder making the recommendation; the consent of the proposed director to be named in the proxy statement and to serve as a director if elected; and any other information regarding the proposed director that is required to be included in a proxy statement filed pursuant to the rules of the SEC. The nominating and governance committee’s procedures for handling shareholder recommendations are set forth in the committee’s charter. The committee will evaluate all candidates for director in the same manner, without regard to the source of the initial recommendation of the candidate. In the event the nominating process becomes the responsibility of the independent directors, the foregoing material will be provided to, and considered by, the independent directors.

Other Committees

Our board of directors may from time to time, by a vote of a majority of directors, establish additional committees to facilitate the management of DOV or to discharge specific duties delegated to such committees by the full board of directors. Specifically, in 2005, the board formed a committee in connection with the filing of a shelf registration statement on Form S-3.

Code of Business Conduct and Ethics

All directors and all officers and employees of DOV must act ethically at all times and in accordance with the policies comprising DOV’s code of business conduct and ethics, a copy of which can be obtained on our website at www.dovpharm.com. The Company intends to disclose any amendment to or waiver of a provision of the code of business conduct and ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website, available at www.dovpharm.com.

Board of Director Communications

Our board of directors provides a process for shareholders to communicate with the board of directors. Anyone may communicate with members of the board of directors, including the nominating and governance committee, the non-employee directors, the independent directors and the audit committee. Such communications may be confidential and may be submitted in writing to DOV Pharmaceutical, Inc., 150 Pierce Street, Franklin Township, New Jersey 08873, Attn: Secretary. Complaints submitted under the audit committee complaint procedures should be directed to either the general counsel or chairman of the audit committee, and under the code of business conduct and ethics should be directed to the general counsel. All such concerns communicated to directors or officers will be forwarded to the appropriate director or officers for his or her review, and reviewed and addressed in the same way that other concerns will be addressed by the company. We report to the directors on the status of all outstanding concerns addressed to the nominating and governance committee, to the non-employee directors, to the independent directors or to the audit committee on a quarterly basis. The chairman of the nominating and governance committee, the non-employee directors, the independent directors or the audit committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.

Additional Information

The audit committee charter, compensation committee charter, nominating and governance committee charter, audit committee complaint procedures and our code of business conduct and ethics as well as additional corporate governance information about DOV are available on DOV’s website at www.dovpharm.com. DOV will provide, without charge upon the written request of any shareholder, a copy of any such document. Any such requests shall be addressed to DOV Pharmaceutical, Inc., 150 Pierce Street, Franklin Township, New Jersey 08873, Attn: Investor Relations.

PROPOSAL NO. 2: AMENDMENT OF 2000 STOCK OPTION AND GRANT PLAN

Proposal

On March 6, 2006, the board of directors, subject to shareholder approval, voted to increase the base number of shares reserved for issuance under DOV’s 2000 stock option and grant plan, or the 2000 plan, by 1,000,000 shares of common stock, and amend the 2000 plan accordingly to include those shares in the number of shares eligible for issuance as incentive options and other awards under the 2000 plan. The amendment to the 2000 plan would increase the number of shares reserved for issuance under the 2000 plan to 4,692,090 shares of common stock from 3,692,090 shares of common stock.

You are being asked to approve an amendment of the 2000 plan to increase the number of shares authorized for grant by 1,000,000 shares. Based solely on the closing price of the common stock as reported on the Nasdaq National Market on December 30, 2005, the maximum aggregate market value of the additional common stock that could potentially be issued under the 2000 plan as so increased is

$14,680,000. Officers, employees, advisers, consultants and directors of the company and its majority-owned subsidiaries are eligible to receive awards under the 2000 plan. Approximately 150 individuals are eligible to receive awards under the 2000 plan. As of December 31, 2005, options to purchase 2,531,766 shares of common stock and 160,000 restricted stock awards were outstanding and 507,193 shares of common stock were available for future grants under the 2000 Plan.

Decision to Amend the 2000 Plan

The board of directors believes that this share increase is necessary in order to assure a sufficient reserve of shares of common stock available to grant options to attract and retain the services of individuals considered to be essential to our long-term success. This amendment to the 2000 plan will reserve for issuance an additional 1,000,000 shares of common stock and make no further change. If the shareholders fail to approve this proposal, the 2000 plan will continue with the present authorization for issuance. None of the additional 1,000,000 shares has been granted or otherwise allocated to any specific persons, and at the time the amendment was approved by our board of directors, there were no plans to grant or allocate such options to any specific person. The number of shares that may be allocated to our chief executive officer, other executive officers, employees and directors out of the additional 1,000,000 shares is not determinable at this time since, as noted above, the 2000 plan shares available for future grants and awards under the 2000 plan are discretionary.

A summary of the 2000 plan is presented below under “Summary of Plans - 2000 Stock Option and Grant Plan.” A copy of the proposed fourth amendment thereto is attached as Appendix A to this proxy statement. A copy of the 2000 plan is posted on our website, www.dovpharm.com.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to increase the number of shares under the 2000 plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2000 PLAN.

DOV’s Option and Restricted Stock Grants to Date

As of December 31, 2005, we had outstanding options to purchase 3,540,966 shares of our common stock at a weighted average price of $10.94 under our stock option plans and non-plan grants and options convertible into 507,193 shares of common stock are available for future grants under the 2000 plan. Options to purchase an aggregate of 1,324,131 shares of common stock have been exercised under our stock option plans and non-plan grants, as of December 31, 2005.

During 2005, we granted the following awards under the 2000 plan:

•

options to purchase 45,000 shares as a 2005 bonus at an exercise price of $16.77 per share and 60,000 shares of restricted common stock in connection with his severance to Dr. Arnold Lippa, our chairman and former executive officer;

•

options to purchase 25,000 shares as a 2005 bonus at an exercise price of $16.77 to each of Dr. Warren Stern, Dr. Phil Skolnick and Mr. Robert Horton, each a current executive officer;

•

100,000 shares of restricted stock and options to purchase 225,000 shares of our common stock at an exercise price of $21.20 in connection with commencement of employment to Dr. Leslie Hudson, a current executive officer;

•

options to purchase 100,000 shares upon renewal of his three-year employment agreement, at an exercise price of $21.15 per share, to Mr. Robert Horton, a current executive officer;

•

options to purchase a total of 492,250 shares at exercise prices ranging from $13.42 to $21.20 per share to other employees; and

•

options to purchase 15,000 shares, as part of ongoing annual outside director compensation, at an exercise price of $15.05, to each of Mr. Patrick Ashe, Ms. Theresa Bischoff, Dr. Zola Horovitz and Mr. Daniel Van Riper, each a current director who is not an executive officer.

All grants were made with exercise prices equal to fair market value on the date of grant.

Non-Plan Option Grant

In 2005, in connection with the commencement of employment, the Company granted to Mr. Scott Myers, a current executive officer, stock options to acquire 285,000 shares of common stock at an exercise price of $14.28 per share.

Option Grants to Directors

In 2005, Ms. Bischoff, Dr. Horovitz, and Messrs. Ashe and Van Riper each received 15,000 options at an exercise price of $15.05. These options will become exercisable in equal (25%), annual installments after the completion of each full year of service following such grant. On April 4, 2006, the board of directors amended the compensation payable to its non-employee members on and after such date. Commencing in May 2006, each director other than Mr. Podlesak will receive an annual grant of 5,000 shares of restricted stock on the annual meeting date for a full year of service. As his initial grant on becoming a director, in May 2006, Mr. Podlesak will receive 8,333 shares of restricted stock. Thereafter, Mr. Podlesak will be entitled to the annual grant of 5,000 shares of restricted stock along with other directors.

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which equity compensation is authorized at December 31, 2005.

	Securities to Be Issued Upon Exercise of Outstanding	Options Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issue

Equity Compensation Plans Approved by Shareholders	3,255,966	$10.65	507,193
Equity Compensation Plan Not Approved by Shareholders	285,000	$14.28	—
Total	3,540,966	$10.94	507,193

Summary of Plans

The essential features of the company’s various stock option and grant plans are summarized below.

1998 Stock Option Plan

Our 1998 stock option plan, or 1998 plan, adopted by our board of directors and approved by our shareholders in September 1998, provided for the issuance of 2,025,000 shares of our common stock. As of December 31, 2005, options to purchase 414,200 shares of our common stock were outstanding under the 1998 plan. Options to purchase an aggregate of 728,710 shares of common stock have been exercised under the 1998 plan. Generally, options granted under the 1998 plan vest 50% six months from the date of grant and 50% eighteen months from the date of grant. All options generally terminate on the tenth anniversary of the date of grant. In the event of a change in control, all options will become immediately exercisable. The compensation committee administers the 1998 plan. We will not make any additional grants under the 1998 plan. Shares of common stock underlying awards granted under the 1998 plan that are forfeited, canceled, reacquired by the company, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) will be available for future grants under the 2000 plan.

Non-Plan Stock Option Grants

In connection with the commencement of Dr. Skolnick’s employment with us in January 2001, we granted him stock options to acquire 405,000 shares of our common stock at an exercise price of $2.78 per share (such shares and price as adjusted for our subsequent 1.62-for-1 stock split). As of December 31, 2004, all Dr. Skolnick’s 310,000 options remaining from his original grant were vested. During 2005, Dr. Skolnick exercised 15,000 options.

In 2005, in connection with the commencement of Mr. Myer’s employment with us in December 2005 we granted him stock options to acquire 285,000 shares of common stock at an exercise price of $14.28 per share. As of December 31, 2005, none is vested and all remain outstanding.

2000 Stock Option and Grant Plan

Our board of directors adopted, and our shareholders approved, our 2000 plan in November 2000. In May 2003, 2004 and 2005, our shareholders approved amendments to the 2000 plan to increase the number of shares authorized for grant by 500,000, 750,000 and 750,000 shares, respectively. The 2000 plan now provides for the issuance of up to 3,692,090 shares of common stock plus that number of shares of common stock underlying any future termination, cancellation or reacquisition of options granted under the 2000 plan or 1998 plan. Additionally, if any of the remaining 310,000 options granted to Dr. Skolnick are terminated, canceled or otherwise reacquired by us, that number of reacquired shares will also become available for issuance under the 2000 Stock Option and Grant Plan. As of December 31, 2005, options to purchase 2,531,766 shares of common stock and 160,000 restricted stock awards were outstanding and 507,193 shares of common stock were available for future grants under the 2000 Plan. Options to purchase an aggregate of 500,421 shares of common stock have been exercised under our 2000 plan. Our compensation committee administers the 2000 plan.

Under the 2000 plan, our compensation committee may among other things:

•

grant incentive stock options;

•

grant non-qualified stock options;

•

grant stock appreciation rights;

•

issue or sell common stock with or without vesting or other restrictions; and

•

grant common stock upon the attainment of specified performance goals.

These grants and issuances may be made to our officers, employees, directors, consultants, advisors and other key persons. A description of each type of award that may be granted under the 2000 plan is included below.

Our compensation committee has the right, in its discretion, to select the individuals eligible to receive awards, determine the terms and conditions of the awards granted, determine the number of shares of common stock covered by an award, determine and modify the terms and conditions of awards, impose limitations on awards, accelerate the vesting schedule of any award and generally administer and interpret the 2000 plan. The decisions and interpretations of the committee are binding on all persons including the company and plan grantees. The committee may delegate to the chief executive officer of the company the authority to grant awards at fair market value to certain individuals who are not executive officers or directors of the company.

Options. The exercise price of options granted under the 2000 plan is determined by our compensation committee and generally is not less than 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 may not be granted at an exercise price less than the fair market value of our common stock on the date of grant, or less than 110%

of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. Generally, vesting under the 2000 plan occurs either 25% after the first year and the balance ratably annually over the next three years or 50% after the first 18 months and the balance ratably quarterly thereafter.

Options typically terminate ten years from the date of grant and may be exercised for specified periods after the termination of the optionee’s employment or other service relationship with us. Upon the exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the committee or through delivery of DOV common stock purchased on the open market or beneficially owned for six months or, if approved by the board, by promissory note.

Restricted Stock. Restricted stock awards may be granted to eligible participants at the compensation committee’s discretion. The compensation committee determines the terms of restricted stock awards and a restricted stock agreement may give us the option, or impose an obligation, to repurchase some of or all the shares of restricted stock held by a grantee upon the termination of the grantee’s employment or other service relationship with us. Restricted stock awards will vest at a rate determined by the compensation committee.

Unrestricted Stock. The committee may grant shares of common stock under the 2000 plan that are free from any restrictions. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Stock Appreciation Rights. Stock appreciation rights may be granted to eligible participants at the compensation committee’s discretion. Stock appreciation rights entitle the recipient to elect to receive an amount of cash or shares of stock or a combination thereof having a value equal to the excess of the value of the stock on the date of exercise over the exercise price of the award. The exercise price per share of stock appreciation rights may generally not be less than 100% of the fair market value of the shares of common stock on the date of grant. The terms of the stock appreciation rights will be determined by the compensation committee. Stock appreciation rights will generally terminate upon the termination of an optionee’s employment or other service relationship with us.

Performance-Based Awards. To ensure that certain awards of restricted stock granted under the 2000 plan to the top five named executive officers of the company qualify as “performance based compensation” under Section 162(m) of the Code, the 2000 plan provides that the committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any of or all the following: (i) the company’s return on equity, assets, capital or investment; (ii) pre tax or after tax profit levels of the company or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measures; (iv) total shareholder return; (v) changes in the market price of our common stock; (vi) sales or market share; or (vii) earnings per share. The committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. To satisfy the requirements of Section 162(m) of the Code, stock options and stock appreciation rights with respect to no more than 500,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one calendar-year period. In addition, the maximum award that is intended to qualify as “performance based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any performance cycle.

The 2000 plan and all awards granted under the plan will terminate upon a merger, reorganization or consolidation, the sale of all or substantially all our assets or all our outstanding capital stock or a liquidation or other similar transaction, unless we and the other parties to such transactions agree otherwise. In April 2006, the compensation committee approved an amendment to the 2000 plan providing for the full acceleration and vesting of all outstanding options and restricted stock grants immediately prior to a change of control of the company.

Tax Information

The following is a summary of the principal federal income tax consequences of transactions under the 2000 plan. It does not describe all federal tax consequences under the 2000 plan; nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive option.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of retirement or disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. With respect to non-qualified options under the 2000 plan, no income is realized by the optionee at the time the option is granted. Generally (i) upon exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, the company’s deduction for certain awards under the 2000 plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2006. PricewaterhouseCoopers LLP has served as our independent auditors since November 2001 and provided us with audit services in respect of the years 1999 – 2005. Our shareholder views on auditors are advisory only because the audit committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC to have responsibility for the appointment of our independent registered public accounting firm. Nonetheless, this proposal is put before the shareholders in order to seek their views on this important corporate matter. If the shareholders do not ratify the appointment, the audit committee will take the matter under advisement.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to questions from shareholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2006. UNLESS INDICATED AS “AGAINST” OR “ABSTAIN”, ALL PROXIES THAT AUTHORIZE THE PROXY HOLDER TO VOTE WITH RESPECT TO THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP WILL BE VOTED FOR THE RATIFICATION.

Fees of Independent Registered Public Accounting Firm

The aggregate fees and expenses billed for professional services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP, with respect to fiscal years ended 2005 and 2004, were as follows:

		Years Ended December 31,
		2005	2004

1)	Audit Fees	$333,670	$420,100
2)	Audit Related Fees	35,830	15,000
3)	Tax Fees	140,700	118,000
4)	All Other Fees	4,600	—
	Total	$514,800	$553,100

Audit fees include fees for the integrated audit of our financial statements at December 31, 2005 and 2004. Audit fees also include quarterly reviews, the audit fees for Nascime Ltd., our wholly-owned subsidiary, fees for review of the registration statements on forms S-1, S-3 and S-8 and fees for review of our convertible debt offering. Audit fees related to the Sarbanes-Oxley Act of 2002 Section 404 compliance in 2005 and 2004 totaled $115,000 and $125,000, respectively. Audit related fees for 2004 are attributable to the review of the Merck agreement and for 2005 to accounting consultations attributable to Nascime. In 2005 and 2004, tax related fees include fees for tax advice in relation to Nascime, an analysis of the Section 382 limitations on the utilization of net operating losses and tax return preparation services. Other fees for 2005 are chiefly attributable to due diligence services of the financial statements of a potential manufacturing supplier.

Policy on Audit Committee Approval of Audit and Non-Audit Services

The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, including tax research and consultations, international tax consulting, tax assistance and compliance in international locations, assistance with transfer pricing, expatriate tax services, consultations and assistance with other taxes including state and local taxes, sales and use taxes, customs and duties, review of intercompany agreements and assistance with international manufacturing tax issues. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal year 2005 and related fees were approved in accordance with the audit committee’s policy.

The audit committee charter, adopted in March 2003 and amended in March 2004, March 2005 and March 2006, has been filed as exhibit 10.29 to our annual report on Form 10-K.

The audit committee has determined that the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with its maintaining auditor independence.

Peer Review

As required by the Nasdaq Marketplace Rules, the company will be audited by an independent registered public accounting firm that (i) has received an external quality control review by an independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed or (ii) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines.

REPORT BY THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to shareholders and others, the systems of internal controls that management and the board have established and our audit process. The members of the audit committee are independent as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules and two of its three members are “audit committee financial experts” under SEC rules.

Our outside independent registered public accounting firm, PricewaterhouseCoopers LLP, is accountable to the audit committee as the representative of the shareholders. The audit committee has the authority and responsibility to select, evaluate and, where appropriate, replace the outside independent registered public accounting firm and reviews whether the non-audit services provided by it are compatible with its being independent for purposes of our financial audit. The financial statements are the responsibility of management and it is our responsibility to prepare the financial statements free from material misstatements in accordance with GAAP and our outside independent registered public accounting firm’s responsibility to express an opinion on those financial statements based on their audits whether our financial statements present fairly, in all material respects, our financial position as of our balance sheet date and our result of operations and cash flows for the fiscal period in accordance with accounting principles generally accepted in the United States.

The board of directors and audit committee have adopted an audit committee charter. A copy of the charter is filed as exhibit 10.29 to our annual report on Form 10-K. The audit committee held six meetings during 2005, including pre-issuance reviews of quarterly financial statements and press releases. The committee has reviewed and discussed the audited financial statements for fiscal year 2005 with our management and our independent registered public accounting firm. In addition, the committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended. The audit committee also has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed its independence with the independent registered public accounting firm. Based on these discussions and reviews, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 15, 2006.

The audit committee regularly reviews and determines whether specific projects or expenditures with our independent registered public accounting firm, PricewaterhouseCoopers LLP, potentially affects its independence. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided by the audit committee for up to one year, is detailed as to the particular service or category of services to be rendered and is generally subject to a specific budget. The audit committee may also pre-approve additional services or specific engagements on a case-by-case basis. Management is required to provide quarterly updates to the audit committee regarding the extent of any services provided in accordance with this pre-approval, as well as the cumulative fees for all non-audit services incurred to date.

No portion of this report by the audit committee shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Audit Committee

Daniel S. Van Riper (chairman)
Theresa Bischoff
Zola Horovitz

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Effective after April 4, 2006, our outside directors each receive $5,000 for each quarterly board meeting and 5,000 shares of restricted stock for a full year of service on the annual meeting date. New directors, including Mr. Podlesak, will receive as an initial grant 8,333 shares of restricted stock during the first year of service in lieu of the 5,000 annual restricted stock grant. The restricted stock will vest ratably over three years from the date of the grant. Prior to 2006, our outside directors other than Mr. Silverstein received annual grants of 15,000 stock options on the date of the annual meeting. In 2005, Dr. Horovitz, Mr. Ashe and Mr. Van Riper each received 15,000 options at an exercise price of $15.05 per share. These options will become exercisable in equal, annual installments after the completion of each full year of service following such grant. Our compensation committee members receive $1,000 for each meeting in which they participate with a limit of one such payment per quarter and the chairman of the compensation committee receives additional compensation of $500 per quarter. Our audit committee members receive $1,000 for each meeting in which they participate and the chairman of the audit committee receives additional compensation of $3,000 per quarter. We have agreed to reimburse our directors for their reasonable expenses incurred in attending meetings of the board of directors and its committees.

Executive Compensation

The following table sets forth certain compensation information for the years indicated as to our CEO and the four additional most highly compensated executive officers (the named executives) based on salary and bonus for the fiscal years ended December 31, 2005, 2004 and 2003. In addition, we have included information for our former chief executive officer and president whose employment terminated effective July 28, 2005.

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards		All Other Compensation
				Securities Underlying Options(1)	Restricted Stock Awards
	Year	Salary	Bonus(1)

Leslie Hudson, Ph.D.(2)	2005	$174,904	$—	225,000	$2,120,000	$84,710
Chief Executive Officer and President

Phil Skolnick, Ph.D., D.Sc. (hon)(3)	2005	327,692	75,000	25,000	—	13,042
Senior Vice President, Research and	2004	299,038	50,000	100,000	—	13,290
Chief Scientific Officer	2003	273,558	30,000	—	—	8,100

Barbara Duncan(4)	2005	327,692	75,000	—	—	12,242
Senior Vice President, Finance,	2004	298,077	50,000	125,000	—	12,300
Chief Financial Officer and Treasurer	2003	258,942	30,000	—	—	8,100

Robert Horton(5)	2005	327,692	75,000	125,000	—	15,077
Senior Vice President, General	2004	307,211	50,000	25,000	—	15,048
Counsel and Secretary	2003	250,000	—	—	—	9,525

Warren Stern, Ph.D.(6)	2005	327,692	75,000	25,000	—	13,599
Senior Vice President, Drug	2004	300,000	—	—	—	13,815
Development and Assistant Secretary	2003	24,077	—	285,000	—	46,000

Arnold S. Lippa, Ph.D.(7)	2005	248,991	100,000	45,000	903,000	9,726
Chairman	2004	363,212	125,000	25,000	—	33,895
	2003	325,769	50,000	—	—	30,408

——————

(1)

Does not reflect bonuses determined and paid in 2006 and options granted in 2006 to the five named executive officers aggregating $205,000 and 105,000 respectively including a contractual bonus in January 2006 of $85,000 to Dr. Hudson.

(2)

Dr. Hudson joined us effective July 28, 2005. Dr. Hudson was paid a contractual bonus of $85,000 in January 2006. Other compensation includes $70,966 in relocation expense reimbursement, $8,000 for reimbursement of certain legal expenses, $5,000 for automobile allowance and $744 for life insurance premiums. In addition, in 2006 we granted Dr. Hudson 50,000 options.

(3)

All other compensation represents $12,000, $12,000, and $8,100 in 2005, 2004 and 2003 for automobile allowance and $1,042 and $1,290 in 2005 and 2004 for life insurance premiums. In 2006, we paid Dr. Skolnick a $30,000 bonus and granted him 15,000 options.

(4)

All other compensation represents $12,000 $12,000 and $8,100 in 2005, 2004 and 2003 for automobile allowance and $242 and $300 in 2005 and 2004 for life insurance premiums. In 2006, we paid Ms. Duncan a $30,000 bonus and granted her 15,000 options.

(5)

All other compensation represents $12,000, $12,000 and $8,100 in 2005, 2004 and 2003 for automobile allowance, $3,077 and $3,048 in 2005 and 2004 for life insurance premiums and $1,425 in 2003 for moving expenses. In 2006, we paid Mr. Horton a $15,000 bonus.

(6)

All other compensation represents $12,000, $12,000 and $1,000 in 2005, 2004 and 2003 for automobile allowance, $45,000 in 2003 for consulting expenses and $1,599 and $1,815 in 2005 and 2004 for life insurance premiums. Dr. Stern joined the company effective December 2, 2003. In 2006, we paid Dr. Stern a $45,000 bonus and granted him 25,000 options.

(7)

Dr. Lippa’s employment as chief executive officer and president of the company terminated effective July 28, 2005. In connection with this termination, Dr. Lippa will receive cash payments equal to his annual salary of $365,750 for two years of which approximately $201,000 was paid in February 2006 and the remainder will be paid bi-weekly through June 2007. He continues as chairman of the board. All other compensation represents $9,180, $16,723 and $16,668, in 2005, 2004 and 2003 for automobile allowance, $546, $8,018 and $13,740, in 2005, 2004 and 2003 for life insurance premiums and $9,154 in 2004 for advances repaid in 2005.

Option Grants in Last Fiscal Year and Option Values at Fiscal Year End

The following table sets forth information with respect to the named executives and our former chief executive officer and president concerning the grant of stock options during 2005. All the options were granted at the fair market value on the date of grant as determined by the Board of Directors.

	Individual Grants
Name	Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(2)

Leslie Hudson, Ph.D.	225,000	17.6%	$21.20	07/28/2015	$2,996,090
Phil Skolnick, Ph.D. D. Sc. (hon)	25,000	2.0	16.77	02/01/2015	265,775
Barbara Duncan	—	—	—	—	—
Robert Horton(1)	125,000	9.8	20.27	07/29/2015	1,595,597
Warren Stern, Ph.D.	25,000	2.0	16.77	02/01/2015	265,775
Arnold S. Lippa, Ph.D.	45,000	3.5	16.77	02/01/2015	478,395

——————

(1)

25,000 options were granted on February 1, 2005 at an exercise price of $16.77 and 100,000 options were granted on July 29, 2005 in connection with renewal of Mr. Horton’s employment agreement at an exercise price of $21.15.

(2)

The grant date present value was calculated using the Black-Scholes formula.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth certain information as of December 31, 2005, regarding options held by the named executives and our former chief executive officer and president.

Name	Shares Acquired on Exercise		Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1)		Value of Unexercised in-the-Money Options at Fiscal Year-End ($)(2)
				Number Exercisable	Number Unexercisable	Value ($) Exercisable	Value ($) Unexercisable

Leslie Hudson, Ph.D.	—		$—	—	225,000	$—	$—
Phil Skolnick, Ph.D. D. Sc. (hon)	15,000		200,900	368,333	66,667	3,753,166	45,834
Barbara Duncan	25,000	(3)	326,000	314,083	110,417	3,210,540	199,625
Robert Horton	50,000	(3)	481,000	164,583	135,417	1,556,875	10,625
Warren Stern, Ph.D.	—		—	189,998	120,002	—	—
Arnold S. Lippa, Ph.D.	—		—	225,183	55,417	2,544,181	10,625

——————

(1)

Includes both in-the money and out-of-the-money options.

(2)

Fair value of DOV’s common stock at December 31, 2005 ($14.68 based on the closing sales price reported on Nasdaq) less the exercise price.

(3)

Shares upon exercise held, not sold.

Employment Agreements with Named Executive Officers

Leslie Hudson, Ph.D. In connection with his employment by us in July 2005, we entered into an employment agreement with Dr. Hudson which provides for his employment as Chief Executive Officer and President until July 28, 2008. Under the agreement, we will pay Dr. Hudson base compensation of at least $425,000 per year. For 2006, we will pay him $437,750 in base salary. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon commencement of employment on July 28, 2005, we granted Dr. Hudson 100,000 shares of restricted stock and options to purchase 225,000 shares of our common stock at an exercise price of $21.20, each vesting ratably annually over four years. Dr. Hudson also received a contractual bonus of $85,000 in January 2006, and the parties have agreed that his target bonus for fiscal year 2006 and each subsequent year of his employment agreement will be 40% of base compensation upon achievement of milestones established by the compensation committee of the board of directors. He is also eligible for other benefits, including relocation allowances of which $78,966 was paid in 2005. We are obligated to continue to pay Dr. Hudson his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. For qualified events of severance, Dr. Hudson will be entitled to base compensation for the balance of his agreement subject to a minimum of one-year base compensation and an additional severance payment equal to his prior incentive bonus in the case of a termination following a change of control. The agreement also requires Dr. Hudson to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

Phil Skolnick, Ph.D., D.Sc.(hon). In connection with his employment by us in January 2001, we entered into an employment agreement (as amended in January 2004) with Dr. Skolnick, which provides for his employment as Senior Vice-President, Research and Chief Scientific Officer until January 19, 2007. Under the agreement, we will pay Dr. Skolnick base compensation of at least $300,000 per year. For 2006, we will pay him $344,000 in base salary. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Dr. Skolnick’s employment, we granted him options to purchase 405,000 shares of our common stock (adjusted for subsequent 1.62-for-1 stock split) at an exercise price of $2.78 per share (as so adjusted). The options are completely vested. In addition, in

January 2004, in connection with renewal of his employment agreement, we granted him options to purchase 100,000 shares of our common stock at an exercise price of $13.58 per share that vested 50% on July 9, 2005 and will continue to vest ratably thereafter over the next six quarters. We are obligated to continue to pay Dr. Skolnick his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. If Dr. Skolnick terminates his employment with us for good reason, or within six months of a change of control, or if we terminate Dr. Skolnick without cause, he is entitled to receive his base compensation for the balance of his employment agreement, namely January 19, 2007, and stock options granted to him in January 2004 will vest immediately. The agreement also requires Dr. Skolnick to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

Barbara Duncan. In connection with her employment by us in August 2001, we entered into an employment agreement with Ms. Duncan (as amended in August 2004), which provides for her employment as Vice President, Finance and Chief Financial Officer until August 21, 2007. Ms. Duncan’s title was changed to Senior Vice President, Finance and Chief Financial Officer in February 2005. Under the agreement, we will pay Ms. Duncan base compensation of at least $300,000 per year. For 2006, we will pay her $344,000 in base salary. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Ms. Duncan’s employment, we granted her options to purchase 364,500 shares of our common stock (adjusted for subsequent 1.62-for-1 stock split) at an exercise price of $4.01 per share (as so adjusted). The options are completely vested. In addition, in August 2004, in connection with renewal of her employment agreement, we granted her options to purchase 100,000 shares of our common stock at an exercise price of $12.79 per share that vested 50% on February 3, 2006 and will continue to vest ratably thereafter over the next six quarters. We are obligated to continue to pay Ms. Duncan her base and incentive compensation and to continue her benefits for a period of nine months if she is terminated upon becoming disabled or for a period of 90 days upon her death. If Ms. Duncan terminates her employment with us for good reason, or within six months of a change of control, or if we terminate Ms. Duncan without cause, she is entitled to receive her base compensation for the balance of the employment agreement, namely August 21, 2007, and stock options granted to her in August 2004 will vest on a schedule of 62,500 to the extent not vested if the change of control occurs within the second year and the balance of 100,000 to the extent not vested if the change of control occurs within the third year. The agreement also requires Ms. Duncan to refrain from competing with us and from soliciting our customers and clients for the duration of her employment and for a period following employment equal to the length of time we make severance payments to her.

Robert Horton. In connection with his employment by us in August 2002, we entered into an employment agreement with Mr. Horton (as amended in July 2005 and 2006), which provides for his employment as Senior Vice President and General Counsel until July 27, 2007. Under the agreement, we will pay Mr. Horton base compensation of at least $330,000 per year. For 2006, we will pay him $340,000 in base salary. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Mr. Horton’s employment, we granted him options to purchase 250,000 shares of our common stock at an exercise price of $4.40 per share. The options are completely vested. In addition, in July 2005, in connection with renewal of his employment agreement, we granted him options to purchase 100,000 shares of our common stock at an exercise price of $21.15 per share that vest 50% on January 29, 2007 and will continue to vest ratably thereafter over the next six quarters. Mr. Horton will retire effective May 5, 2006. Upon his retirement, Mr. Horton will receive certain severance and other benefits pursuant to a separation and release agreement currently being prepared. His employment agreement also requires Mr. Horton to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

Warren Stern, Ph.D. In connection with his engagement in September 2003, Dr. Stern and we entered into a consulting agreement and an employment agreement. The employment agreement provides for Dr. Stern to serve as Senior Vice President, Drug Development until September 10, 2006. Under the consulting agreement, pending commencement of full-time employment, we paid Dr. Stern $45,000. Under the employment agreement, once Dr. Stern commenced full-time employment in December 2003, we have agreed to pay him $300,000 per year. For 2006, we will pay him $345,000 in base salary. The employment agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, as of September 10, 2003, we granted Dr. Stern options to purchase 285,000 shares of our common stock at an exercise price of $15.36 per share. The options vested 50% on June 2, 2005, with the remainder vesting ratably over the next six quarters. We are obligated to continue to pay Dr. Stern his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. If Dr. Stern terminates his employment with us for good reason, or within six months of a change of control, or if we terminate Dr. Stern without cause, he is entitled to receive his base compensation for the balance of his employment agreement, namely December 10, 2006, and these initial stock options granted to him will immediately vest. The employment agreement also requires Dr. Stern to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the time we make severance payments to him.

Scott Myers. In connection with his employment by us in December 2005, we entered into an employment agreement with Mr. Myers which provides for his employment as Senior Vice President, Strategic Marketing and Commercialization until December 2008. Under the employment agreement, we have agreed to pay him base compensation of at least $330,000 per year. For 2006, we will pay him $330,000 in base salary. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Mr. Myers’ employment, we granted him options to purchase 285,000 shares of our common stock at an exercise price of $14.28 per share that vest 50% on June 1, 2007 and will continue to vest ratably thereafter over the next six quarters. We are obligated to continue to pay Mr. Myers his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. If Mr. Myers terminates his employment with us for good reason, or within six months of a change of control, or if we terminate Mr. Myers without cause, he is entitled to receive his base compensation for balance of his employment agreement, namely through December 2008, and all stock options granted to him will vest. The agreement also requires Mr. Myers to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

Arnold Lippa, Ph.D. On May 23, 2005, we entered into a two-year employment agreement with Dr. Lippa, our then Chief Executive Officer, which continued his existing agreement, with certain changes, that was extended in January 2005. Such changes include severance protection in the event of a termination of employment without cause or good reason equal to payment of base compensation for the greater of one year and the balance of the term of the agreement, subject to consulting obligations. In addition, the agreement includes a change in control severance protection equal to two years’ base compensation, elimination of a 2% bonus based upon gross proceeds in the event of a sale of the Company and elimination of incentive compensation for licensing. He was also awarded 60,000 shares of restricted common stock, valued at $903,000, under the our 2000 stock option and grant plan, subject to ratable annual vesting over three years provided he remains as a director of the Company. As of July 28, 2005, Dr. Lippa’s employment terminated thus requiring us to pay the contractual severance. As a result, the Company recorded a severance obligation of $790,000 as of June 30, 2005. Dr. Lippa remains as chairman of the board of directors.

We file our executive officer’s employment agreements with the SEC and these agreements are publicly available at “www.sec.gov.”

REPORT ON EXECUTIVE COMPENSATION

The following is a report of the compensation committee of the board of directors describing the compensation policies applicable to our executive officers (and named executive officers) during the fiscal year ending December 31, 2005. The compensation committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers and certain other employees depending on base salary levels. It also makes recommendations to the board of directors concerning option and other grants under the 2000 plan to other employees as a group. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Our board has determined that each member of the compensation committee is “independent” under the Nasdaq Marketplace Rules.

General Compensation Policy

Under the supervision of the board of directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the board to have a portion of each executive’s compensation contingent upon our corporate performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary, which reflects individual background, performance and expertise, progress and collaboration objectives and, to a lesser extent, his or her success in achieving designated individual goals, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the board of directors and compensation committee establish from time to time for the company and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between executive officers and shareholders.

The summary below describes in more detail the factors that the compensation committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the salary necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Variable Bonus Awards

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in or contribution to achieving specific company-wide corporate goals including product development milestones.

Long-Term Incentive Compensation

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards under the 2000 plan by the compensation committee take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our shareholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities and internal comparability considerations.

Each option grant allows the executive officer or key employee to acquire shares of our common stock at a fixed price per share (in all cases to date, fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in 25% annual installments over a four-year period, or in the case of executive officers, over a three-year period, 50% after 18 months and the balance quarterly over the remaining 18-month vesting period, contingent in each case upon the executive officer’s or key employee’s continued employment with us. Accordingly, options will provide a return to the executive officer or key employee to a significant degree only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

Dr. Lippa, our former CEO, and Dr. Hudson, our present CEO, have received restricted stock grants, discussed below.

Compensation of the Chief Executive Officer and President

Pursuant to his employment agreement entered into in connection with his joining the company in 2005, Dr. Hudson’s base salary during fiscal year 2005 was set at $425,000. His base salary for 2006 is $437,750 and he received a contractual bonus of $85,000 in January 2006. He received at commencement of employment 100,000 shares of restricted stock and 225,000 options, each vesting ratably over four years. Dr. Lippa received, upon his termination as CEO, 60,000 shares of restricted stock vesting ratably over three years subject to his continuing board service.

Compensation of all Other Executive Officers

Compensation of all other executive officers and other employees whose compensation starts at or above or is increased above $150,000 per annum is determined by the compensation committee. The committee also determines the aggregate allowance for raises, bonuses and options to be awarded annually to all non-executive employees.

Transaction Bonus to Certain Company Employees

The board of directors, acting upon the recommendation of the compensation committee, has approved a bonus payable to Dr. Hudson, the other executive officers and certain other employees upon a change of control of the company. Bonus payments would be conditional upon the sale price per share of common stock being at or above a fixed minimum premium over a base price determined by the average daily price per share of the company’s common stock during the twelve-month period prior to execution of a term sheet. The bonus pool would range from approximately $2.0 million to $13.1 million for sale premiums over a range of the minimum premium to 200%, with proportional increases for sale price premiums over 200%. Dr. Hudson would receive, in all cases, approximately 20% of the bonus pool, and the other executive officers would receive in the aggregate 63% of the bonus plan. The balance of approximately 17% of the bonus plan would be distributed to the other employees. Once calculated, each bonus payable to the executive officers other than Dr. Hudson will be increased by 30% to account for taxes payable by such executives. Pursuant to his employment agreement, Dr. Hudson’s bonus share will be increased to account for any golden parachute excise taxes payable by Dr. Hudson.

The bonuses described herein would be paid only to such persons employed by DOV at the time of the consummation of the change of control. The compensation committee has reserved the right to make adjustments to the transaction bonus plan to account for material changed circumstances existing at the time. The transaction bonus plan terminates April 17, 2007, if no change of control has occurred by that date and if not renewed by specific action of the board.

Submitted by the Compensation Committee:

Zola Horovitz (chairman)

Patrick Ashe

Daniel S. Van Riper

Compensation Committee Interlocks and Insider Participation

During 2005, Dr. Horovitz, Mr. Van Riper and Mr. Ashe served on DOV’s compensation committee. During 2005, there were no interlocks with other companies within the meaning of the SEC’s proxy rules. None of the members of the compensation committee is or has been an officer or employee of DOV or any of its subsidiaries.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return data for our common stock since April 24, 2002 (the date on which our common stock was first registered under section 12 of the Exchange Act) to the cumulative return over such period of the (i) Nasdaq Stock Market (U.S.) Index, and (ii) Nasdaq Biotechnology Index.

The graph assumes that $100 was invested on April 24, 2002, the date on which our stock was first sold to the underwriters on the date of our initial public offering at a per share price of $13.00.

COMPARISON OF CUMULATIVE TOTAL RETURN
FROM APRIL 24, 2002, TO DECEMBER 30, 2005

	04/24/02	12/31/02	12/31/03	12/31/04	12/30/05

DOV Pharmaceutical, Inc.	100.0	52.3	102.8	138.8	129.0
NASDAQ Stock Market (U.S.)	100.0	75.6	112.7	122.4	126.3
NASDAQ Biotechnology Index	100.0	71.4	104.2	110.5	113.7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2003, we concluded a private placement of 1,428,571 shares of our common stock and three-year warrants to purchase an aggregate of 392,857 shares of our common stock at an exercise price of $16.00 per share to a group of funds managed by OrbiMed Advisors, LLC, for gross proceeds of $15,000,000. The investors also received the right to nominate a director to our board of directors. Jonathan Silverstein, a general partner of OrbiMed Advisors, LLC joined our board effective December 19, 2003. Mr. Silverstein will not stand for election at the 2006 annual meeting and the company and Orbimed are working to identify Mr. Silverstein’s replacement on the board.

In July 2005, our chief executive officer and president, Dr. Arnold Lippa, terminated his employment with us. As a result, we recorded a severance obligation of $790,000 as of June 30, 2005 of which approximately $201,000 was paid in February 2006. Dr. Lippa remains as chairman of our board of directors. Please refer to “Employment Agreements With Named Executive Officers” above for details of his employment agreement.

In 2005, Dr. Warren Stern, our senior vice president, drug development, received 20,000 options to purchase common stock in Suven, a contract research organization which provides services for us outside the United States, for services he provided to it as a consultant. Dr. Stern is a director of Suven Life Sciences USA, LLC/Asian Clinical Trials Limited.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership with the SEC and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of filings with the SEC, we believe that other than the exception detailed below, all of our directors and executive officers have complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, during fiscal 2005.

Reporting Requirement
Name	Form	Required Filing Date	Actual Filed Date

Scott Myers	Form 3	December 12, 2005	December 16, 2005
Zola Horovitz	Form 4	October 19, 2005	October 21, 2005(1)

——————

(1)

Attempted timely filing rejected due to Edgar Access Code issues.

We undertake to prepare Section 16 filings for our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 17, 2006, certain information regarding the beneficial ownership of our common stock by:

•

each person known by us to beneficially own 5% or more of a class of our common stock;

•

each of our directors;

•

each of our executive officers for whom compensation information is given in the Summary Compensation Table in Part III, Item 11 of this Form 10-K; and

•

all our directors and executive officers of as a group.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC (Rule 13d-3(d)(1) under the Exchange Act) and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares to which an individual or entity has the right to acquire beneficial ownership within 60 days of February 17, 2006, through the exercise of any warrant, stock option or other right. The inclusion in this calculation of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)

FMR(3) 82 Devonshire Street Boston, MA 02109	2,631,834	11.3%
OrbiMed Advisors, LLC(2) 767 Third Avenue 30th Floor New York, NY 10017	2,028,028	8.6
Columbia Wanger Asset Management, L.P.(3) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,495,000	6.4
Barclays Bank PLC.(3) 45 Fremont Street San Francisco, CA 94105	1,247,845	5.4
HBK Investments L.P.(3) 300 Crescent Court, Suite 700 Dallas, TX 75201	1,238,828	5.3
Credit Suisse Asset Management(3) 466 Lexington Avenue New York, NY 10017	1,173,438	5.0
Arnold S. Lippa(4)	687,717	2.9
Phil Skolnick(5)	346,249	1.5
Barbara G. Duncan(6)	326,167	1.4
Robert Horton(7)	222,917	1.0
Warren Stern(8)	219,997	*
Zola Horovitz(9)	118,150	*
Leslie Hudson(10)	100,000	*
Patrick Ashe(11)	87,450	*
Daniel S. Van Riper(12)	23,400	*
Theresa A. Bischoff(13)	12,150	*
Jonathan Silverstein(14)	—	*
All directors and executive officers as a group (11 persons)(15)	2,144,197	8.7%

——————

*

Less than one percent.

(1)

As of February 17, 2006, the number of outstanding shares of our common stock and common stock equivalents was 23,265,005.

(2)

OrbiMed Advisors, LLC and OrbiMed Capital, LLC, together with Samuel D. Isaly, who owns a controlling interest in each of the foregoing entities, has or shares, either directly or indirectly, voting and investment power with respect to the shares of our common stock held of record by UBS Juniper Crossover Fund, L.L.C., Caduceus Private Investments, LP and OrbiMed Associates LLC. Includes 1,635,171 shares of common stock and warrants to purchase 392,857 shares of common stock that are currently exercisable. The information reported herein is based solely upon public filings made with the SEC by or on behalf of the beneficial holders so listed.

(3)

The information reported herein is based solely upon public filings made with the SEC by or on behalf of the beneficial holder so listed.

(4)

Includes 449,200 shares of common stock and options to purchase 238,517 shares of common stock that are currently exercisable. Excludes options to purchase 42,083 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(5)

Includes options to purchase 346,249 shares of common stock that are currently exercisable. Excludes options to purchase 58,751 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(6)

Includes 25,000 shares of common stock and options to purchase 301,167 shares of common stock that are currently exercisable. Excludes options to purchase 73,333 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(7)

Includes 50,000 shares of common stock and options to purchase 172,917 shares of common stock that are currently exercisable. Excludes options to purchase 127,083 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(8)

Includes options to purchase 219,997 shares of common stock that are currently exercisable. Excludes options to purchase 115,003 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(9)

Includes 50,200 shares of common stock and options to purchase 67,950 shares of common stock that are currently exercisable. Excludes options to purchase 33,750 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(10)

Includes 100,000 shares of common stock. Excludes options to purchase 275,000 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(11)

 Includes options to purchase 87,450 shares of common stock that are currently exercisable. Excludes options to purchase 33,750 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(12)

Includes options to purchase 23,400 shares of common stock that are currently exercisable. .Excludes options to purchase 33,750 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(13)

Includes options to purchase 12,150 shares of common stock that are currently exercisable. .Excludes options to purchase 27,150 shares of common stock that are not exercisable within 60 days of February 17, 2006.

(14)

Mr. Silverstein is a general partner of OrbiMed Advisors, LLC that, together with certain funds managed by OrbiMed, owns the securities referenced in footnote 2 above. Mr. Silverstein’s beneficial ownership does not include beneficial ownership of the securities that are presented for OrbiMed Advisors, LLC in this principal shareholder table. Mr. Silverstein will not stand for election at the 2006 annual meeting.

(15)

 Includes options to purchase 1,469,797 shares of common stock that are exercisable within 60 days of February 17, 2006. Excludes options to purchase 1,104,654 shares of common stock that are not exercisable within 60 days of February 17, 2006.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, shareholder proposals that meet certain conditions may be included in the proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at our 2007 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act must give us notice of the proposal no later than January 1, 2007, to be considered for inclusion in the proxy statement and form of proxy distributed to all shareholders entitled to vote at that meeting. In addition, our by-laws provide that if the date set for the annual 2007 meeting is more than 30 days before the anniversary of the 2006 annual meeting or more than 60 days after the anniversary, in order to be timely, a shareholder notice shall be delivered to the secretary at our principal executive offices, and must be given no earlier than the close of business on the 120th day prior to the 2007 annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which the first public announcement of the meeting date is made. Shareholders that intend to present a proposal at the 2007 annual meeting that will not be included in the proxy statement and form of proxy must give notice of the proposal to us not earlier than January 22, 2007, and not later than February 22, 2007. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by us for the 2007 annual meeting will have discretionary authority to vote with respect to any such proposal that is determined to be untimely. The SEC has published rules relating to shareholder proposals including procedural requirements for their inclusion or exclusion from the proxy statement. In addition, our bylaws provide that any matter to be presented at an annual meeting must be proper business to be transacted at the meeting and must have been properly brought pursuant to the bylaws. Timely receipt by us of any such proposal from a shareholder will not guarantee its inclusion in the proxy materials or its presentation at the 2007 annual meeting because there are other inclusion requirements and exclusion guidelines in the SEC’s proxy rules that must also be satisfied. Any such shareholder proposals, or written requests for a copy of our bylaws, should be mailed to DOV Pharmaceutical, Inc., 150 Pierce Street, Franklin Township, New Jersey 08873 attention: Secretary. In order to curtail any controversy as to the date on which a proposal was received by the company, it is recommended that proponents of a shareholder proposal submit their proposal by certified mail, return receipt requested.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the 2006 annual meeting other than the matters set forth in this proxy statement. If other matters properly come before the annual meeting, the holders of the proxies will act in accordance with their best judgment.

Copies of this proxy statement, form of proxy, notice of annual meeting of shareholders and annual report on Form 10-K are being mailed to shareholders. Additional copies may be obtained from the general counsel of DOV Pharmaceutical, 433 Hackensack Ave., Hackensack, New Jersey 07601.

By Order of the Board of Directors,

Leslie Hudson, Ph.D.
Chief Executive Officer

Franklin Township, New Jersey
April 17, 2006

Appendix A

Fourth Amendment
To
DOV Pharmaceutical, Inc.

2000 Stock Option and Grant Plan
As Amended and Restated as of March 28, 2002, and
Amended April 19, 2004 and May 23, 2005

The DOV Pharmaceutical, Inc. 2000 Stock Option and Grant Plan, as amended and restated as of March 28, 2002, and amended April 19, 2004 and May 23, 2005 (the “2000 plan”) is hereby amended as follows:

1.

The first sentence of Section 3(a) of the 2000 plan is hereby amended in its entirety as follows:

The maximum number of shares of stock reserved and available for issuance under the 2000 Plan shall equal the sum of the following, subject to adjustment as provided in Section 3(b): (i) 4,692,090 plus (ii) the number of shares of Common Stock underlying any awards under the Company’s 1998 Stock Option and Grant Plan that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated other than by exercise (collectively, “terminated”) plus (iii) the number, if any, of shares of Common Stock underlying that certain stock option agreement between the Company and Phil Skolnick, dated as of January 19, 2001, that are terminated.

2.

Except as otherwise expressly modified herein, the 2000 plan is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

3.

The effective date of this Fourth Amendment to the 2000 plan shall be the date of approval by the shareholders.

APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF DOV PHARMACEUTICAL, INC.:

By:	/s/ Leslie Hudson
Name: Leslie Hudson Ph.D. Title: Chief Executive Officer

Date: April 17, 2006

Appendix B

DOV PHARMACEUTICAL, INC.

Compensation Committee Charter

I.

General Statement of Purpose

The compensation committee of the board of directors shall discharge the board’s responsibilities relating to compensation of the company’s directors and executives and give direction to and oversee the company’s overall compensation programs. To this end, the committee shall develop and implement compensation policies and plans appropriate for the company in light of all relevant circumstances and that provide incentives that further the company’s long-term strategic plan and are consistent with the culture of the company and the overall goal of enhancing enduring stockholder value.

II.

Committee Composition

The number of individuals serving on the committee shall be fixed by the board from time to time but shall consist of no fewer than two members, all of whom shall satisfy the independence standards established pursuant to Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc.

The members of the committee shall be appointed annually by the board and may be replaced or removed by the board at any time with or without cause. Resignation or removal of a director from the board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from the committee. Vacancies occurring, for whatever reason, may be filled by the board. The board shall designate one member of the committee to serve as chairman of the committee.

III.

Meetings

The committee generally shall meet as many times per year as the committee, in its discretion, determines are necessary to discharge its duties hereunder. The committee shall meet in person or by conference telephone. A majority of the members of the committee shall constitute a quorum and the committee may act by a vote of a majority of members present at such meeting. In lieu of a meeting, the committee may act by unanimous written consent.

IV.

Committee Activities

The committee’s purpose and responsibilities shall be to:

A.

Review of Charter

•

Review and reassess the adequacy of this charter annually and submit any proposed changes to the board for approval.

B.

Annual Report on Executive Compensation

•

Produce an annual report on executive compensation for inclusion in the company’s proxy statement relating to its annual meeting of stockholders or annual report on Form 10-K, in accordance with the applicable rules and regulations of the Securities and Exchange Commission and each securities exchange or automated quotation system on which the company’s securities are traded.

C.

Annual Performance Evaluation of the Committee

•

Perform an annual performance evaluation of the committee and report to the board on the results of such evaluation.

D.

Recommendations Regarding Incentive-Compensation Plans and Equity-Based Plans

•

Review and make such recommendations to the board with regard to all incentive-based compensation plans and equity-based plans.

E.

Matters Related to Compensation of the Company’s Chief Executive Officer

•

Review and approve the corporate goals and objectives that may be relevant to the compensation of the CEO.

•

Evaluate the CEO’s performance in light of the goals and objectives that were set for the CEO and determine the CEO’s compensation based on such evaluation. In connection with determining the long-term incentive component of the CEO’s compensation, the committee should consider the company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

•

The CEO may not be present during voting or deliberation concerning his or her compensation.

F.

Matters Related to Compensation of Executive Officers and Certain Employees Other Than the CEO

•

Determine the compensation of all directors and officers of the company other than the CEO (who is discussed above). For the purposes hereof the term “officer” has the meaning defined in Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 promulgated thereunder.

•

Review and approve the compensation including stock option or restricted stock grants of each employee of the company whose compensation starts at or is increased above $150,000 per annum.

•

Review and approve the aggregate allowance for raises, bonuses, stock options and restricted stock to be awarded annually to all non-executive employees.

V.

General

The committee is authorized to do any of the following, as the committee deems necessary or appropriate in its discretion:

•

Exercise sole authority to retain and terminate any consulting firm or other outside advisor on compensation matters that is to be used by the company or the committee to assist in the evaluation of director, CEO or senior executive compensation. The committee shall also have sole authority to approve such consultant’s fees and other retention terms.

•

Establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the committee deems it appropriate to do so in order to carry out its responsibilities.

•

Make regular reports to the board concerning areas of the committee’s responsibility.

•

In carrying out its responsibilities, the committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the committee may consult. The committee shall have the authority to request that any officer or employee of the company, the company’s outside legal counsel, the company’s independent auditor or any other professional retained by the company to render advice to the company attend a meeting of the committee or meet with any members of or advisors to the committee. The committee shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its responsibilities and shall have sole authority to approve any such advisor’s fees and other retention terms.

•

The committee may perform such other functions as may be requested by the board from time to time.

ADOPTED: April 17, 2006

2

Appendix C

DOV PHARMACEUTICAL, INC.

Nominating and Governance Committee Charter

I.

General Statement of Purpose

The Nominating and Governance Committee of the board of directors shall:

•

Identify for board approval persons qualified to become board members and recommend for board approval the director nominees for election at each annual meeting of stockholders;

•

Periodically, not less than annually, review and recommend any changes to corporate governance practices other than those that fall within the purview of the audit committee; and

•

Oversee the evaluation of the board’s other standing committees (other than audit).

II.

Committee Composition

The number of individuals serving on the committee shall be fixed by the board from time to time but as soon as reasonably practicable shall consist of at least three members, each of whom shall satisfy the independence standards established pursuant to Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Committee members shall be appointed annually by the board and may be removed by the board at any time with or without cause. Resignation or removal of the member from the board, for whatever reason, shall automatically constitute resignation or removal as applicable from the committee. Vacancies occurring, for whatever reason, may be filled by the board. The board may or may authorize the committee members themselves to appoint the committee chairman.

III.

Meetings

The committee shall meet at least once per year in person or by conference telephone; such additional meeting if any shall be determined by the committee. A majority of committee members shall constitute a quorum, and the committee may act by a vote of a majority of members present at a meeting. In lieu of a meeting, the committee may act by unanimous written consent.

IV.

Specific Committee Activities

The committee shall:

•

Review adequacy of charter annually and submit any proposed changes to board for approval

•

Perform an annual performance evaluation of committee and report to board on results of such evaluation

•

Recommend, to board, criteria for board membership and each committee membership, to include a description of any specific, minimum qualifications and any specific qualities or skills considered necessary for one or more directors to possess, annually reassess such criteria and submit any proposed changes to board for approval. The current criteria for board membership are attached to this charter as Exhibit A.

•

With respect to consideration of director candidates recommended by stockholders, review and consider any director candidates who have been recommended in compliance with procedures established from time to time by committee as set forth in this charter as Exhibit B.

•

Establish process for identifying and evaluating nominees for the board, including nominees recommended by stockholders. The committee shall, in accordance with its current process for identifying and evaluating nominees for the board:

•

Solicit recommendations from any of or all the following sources: non-management and management directors, CEO, other executive officers, third-party search firms and any other source it deems appropriate

•

Review and evaluate the qualifications of any such proposed director candidate against board membership criteria set forth in Exhibit A, and conduct inquiries it deems appropriate

•

Evaluate all such proposed director candidates in the same manner, without regard to source of initial recommendation

•

Recommend to board persons qualified to become board members, and recommend director nominees for election at each annual meeting of stockholders (provided that if a third party has the right by contract or otherwise to nominate an individual for election to board, his or her selection and nomination shall be governed by such contract or other arrangement)

•

Recommend directors for appointment to committees.

C.

Corporate Governance

•

To assess functional areas for review of corporate governance practices.

•

Report to board at each regular meeting, and on other occasions it may select, the particular corporate governance practices under review.

•

Review not less than annually adequacy of corporate governance practices and recommend any proposed changes to board for approval.

D.

Evaluation of board of directors and management

•

Oversee annual evaluation of board committees (other than audit) and executive management.

E.

Matters Relating to Retention and Termination of Search Firms to Identify Director Candidates

•

Exercise sole authority to retain and terminate any search firm to be used to assist in identifying director candidates, and to approve such firm’s fees and other retention terms.

V.

General

The committee:

•

May delegate authority to subcommittees consisting of one or more of its members

•

Shall make regular reports to board concerning its activities and discharge of its responsibilities.

•

Shall be entitled to rely upon advice and information from management and such experts, advisors and professionals committee may consult. The committee may request that any officer or employee of the company, its outside legal counsel, its independent auditor or any other professional retained by company to give advice and attend any meeting of the committee or meet with any member of or advisor to the committee. The committee shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its responsibilities and shall have sole authority to approve any such advisor’s fees and other retention terms.

•

May perform such other functions as may be requested by the board from time to time.

Adopted: April 17, 2006

2

Exhibit A

Board Membership Criteria

The Nominating and Governance Committee strives to obtain highly qualified individuals to serve on the board.

To this end, the committee must be satisfied that, at a minimum, each nominee shall have or be:

•

The highest personal and professional integrity, demonstrated exceptional ability and judgment and considered highly likely to be effective, together with the other nominees and members, in serving the long-term interests of stockholders

•

Experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing

•

Highly accomplished in his or her respective field, with superior credentials and recognition

•

Well-regarded in the community and a long-term reputation for the highest ethical and moral standards.

•

Sufficient time to devote to the affairs of the company

•

If nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

In addition to the foregoing minimum qualifications, the committee shall make nominations to help ensure that:

•

A majority of the board is “independent” in accordance with the standards established pursuant to Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc.

•

Each of its audit, compensation and nominating and governance committees is comprised solely of independent directors

•

At least one member of the audit committee has such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

The committee may consider the following factors to support director nominations:

•

Whether the nominee has direct experience in the pharmaceutical industry

•

Whether the nominee would assist in achieving or maintain a mix of members that represents a diversity of background and experience.

Exhibit B

Procedures for Stockholder Recommendations for Director

1.

All stockholder recommendations for director candidates must be submitted to the secretary of the company at 150 Pierce Street, Somerset, NJ 08873 who will forward all recommendations to the nominating and corporate governance committee.

2.

All recommendations must be submitted to the company not less than 120 calendar days prior to the date on which the company’s proxy statement was released to stockholders in connection with prior year’s annual meeting.

3.

All recommendations must include the following information:

(a)

name and address of record of the securityholder;

(b)

representation that the securityholder is a record holder of the company’s securities, or if the securityholder is not a record holder, evidence of beneficial ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

(c)

name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of proposed director candidate;

(d)

description of qualifications and background of proposed director candidate that address minimum qualifications and other criteria for board membership approved by the board from time to time and set forth in this charter;

(e)

description of all arrangements or understandings between stockholder and proposed director candidate;

(f)

consent of proposed director candidate to be named in proxy statement for company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting; and

(g)

any other information regarding proposed director candidate required to be included in a proxy statement filed pursuant to SEC rules.

DOV PHARMACEUTICAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2006

The undersigned hereby appoints Phil Skolnick, and in the event of his failure or inability to act, Barbara Duncan, attorney and proxy of the undersigned, with full power of substitution, to vote all the shares of stock of DOV Pharmaceutical, Inc., that the undersigned may be entitled to vote at the 2006 Annual Meeting of Stockholders of the Company to be held at 150 Pierce Street, Franklin Township, NJ on Monday, May 22, 2006 at 10:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to all other matters that may properly come before the meeting:

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1, AND FOR PROPOSAL NOS. 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Detach here from proxy voting card

PROXY	Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1	FOR THE TWO NOMINEES	WITHOLD AUTHORITY TO VOTE FOR THE NOMINEES	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 2 and 3.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 1:

To elect nominee (1) Daniel S. Van Riper and (2) Dennis G. Podlesak to continue to serve on the board of directors for a three-year term and until their successors are elected and qualified

	☐	☐

Proposal 2:

To approve an amendment to the Company’s 2000 Stock Option and Grant Plan to increase the total number of shares of common stock authorized for issuance under the plan by 1,000,000 to 4,692,090 from 3,692,090

FOR ALL NOMINEES EXCEPT NO:___			Proposal 3: To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for its fiscal year ending December 31, 2006	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

SIGNATURE(S):	______________________________________________________________________________________________________	DATED:	_______________ ,2006

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date, sign and promptly return this proxy in the enclosed return envelope, postage prepaid if mailed in the United States.